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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 13, 1998, except as to Note 8 which is as of April 27, 1998, relating to the financial statements of Kirkland's, Inc. and Affiliates, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."



      /s/ PricewaterhouseCoopers LLP



PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
November 10, 1998